Exhibit 10.23

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (“Third Amendment”) is dated for reference purposes the 23rd day of November, 2015, and is entered into by and between Laguna Cabot Road Business Park, LP (“Landlord”), and Glaukos Corporation (“Tenant”), with reference to the following recitals.

RECITALS

A.       On or about October 1, 2005, Landlord and Tenant entered into a Standard Business Park Lease — Multi-Tenant (the “Original Lease”) for that certain premises of approximately 20,800 square feet in size and commonly known as Suites 103, 104 and 105, 26051 Merit Circle, Laguna Hills, California (the “Premises”).  On or about October 8, 2008, Landlord and Tenant entered into a First Amendment to Lease (the “First Amendment”).On or about September 30, 2011, Landlord and Tenant entered into a Second Amendment to Lease (the “Second Amendment”).  The Original Lease as modified by the First and Second Amendment is hereinafter referred to as the “Lease”,

B,       Tenant and Landlord acknowledge and agree that all prior tenant improvements and other work to be performed by Landlord under the Lease have been completed and accepted by Tenant, there are no defaults under the Lease by either Landlord or Tenant, all obligations of Landlord and Tenant accruing prior to the date of this amendment have been performed by Landlord and Tenant and that the Existing Premises are being leased in its “as is”, “where is” “with all faults” condition.

C.       Landlord and Tenant wish to amend the Lease to extend the term and modify the rent and other terms and conditions as set forth below.

TERMS AND CONDITIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Term of Lease.  The Expiration Date shall be extended to September 30, 2016.

2.       Monthly Base Rent.  The Monthly Base Rent shall be as follows:

April 1, 2016 through September 30, 2016:$28,080.00

3.        CAM Charge.  Beginning April 1, 2016; the CAM Charge defined in Section 1.1n of the Tenant Specific Terms of the Lease shall remain $2,080,00.

4.       Security Deposit.  Tenant’s security deposit shall remain amount currently in possession of Landlord.

5.       Brokers.  Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than as specified in Exhibit A in connection with the negotiation of this Third Amendment, and no other broker, person, or entity is entitled to any commission or finder’s fee in connection with the negotiation of this Third Amendment, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

6.       Conflict.  If there is a conflict between the terms and conditions of this Third Amendment and the terms and conditions of the Lease, the terms and conditions of this Third Amendment shall control.  Except as modified by this Third Amendment, the terms and conditions of the Lease shall remain in full force and effect.  Capitalized terms included in this Third Amendment shall have the same meaning as capitalized terms in the Lease unless otherwise defined herein.

7.       Representations.  Tenant hereby acknowledges and agrees that the Lease is in full force and effect, Landlord is not currently in default under the Lease, and, to the best of Tenant’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Landlord’s default under the Lease.  Landlord hereby acknowledges and agrees that the Lease is in full force and effect, Tenant is not currently in default under the Lease, and, to the best of Landlord’s knowledge, no event has occurred which, with the giving of notice or the passage of time, or both, would ripen into Tenant’s default under the Lease.  The Lease, as hereby amended.  contains all agreements of the parties with respect to the lease of the Premises.  No prior or contemporaneous agreement or understanding pertaining to the Lease, as hereby amended, shall be effective.

8.       Authority.  The persons executing this Third Amendment on behalf of the parties hereto represent and warrant that they have the authority to execute this Third Amendment on behalf of said parties and that said parties have authority to enter into this Third Amendment.

9.       Confidentiality.  Tenant acknowledges and agrees that the terms of this Third Amendment are confidential and constitute proprietary information of Landlord.  Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord’s relationship with other Tenants of the Project.  Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Third Amendment to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord’s sole discretion.  It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

10.       Counterparts.  This Third Amendment may be executed in counterparts.  Each counterpart shall be deemed an original, and all counterparts shall be deemed the same instrument with the same effect as if all parties hereto had signed the same signature page.  A signed copy of this Third Amendment delivered by facsimile, e-mail, or other means of electronic transmission

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shall be deemed to have the same legal effect as delivery of an original signed copy of this Third Amendment.  This Third Amendment shall become binding upon Landlord only when fully executed by all parties and when Landlord has delivered a fully executed copy of this Third Amendment to Tenant.

11.       Accessibility; Americans with Disabilities Act.  (a) The Premises have not undergone an inspection by a Certified Access Specialist (CASp); (b) Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Tenant’s specific use of the Premises, Landlord makes no warranty or representation as to whether or not the Premises, the Building, or the Project comply with ADA or any similar legislation.  In the event that Tenant’s use of the Premises requires modifications or additions to the Premises, the Building or the Project in order to be in ADA compliance, Tenant agrees to make any such necessary modifications and/or additions at Tenant’s expense.

12.       Energy Use.  Landlord shall have the right to require Tenant to provide Landlord with copies of bills from electricity, natural gas or similar energy providers (collectively, “Energy Providers”) Tenant receives from Energy Providers relating to Tenant’s energy use at the Premises (“Energy Bills”) within ten (10) days after Landlord’s written request.  In addition, Tenant hereby authorizes Landlord to obtain copies of the Energy Bills directly from the Energy Provider(s), and Tenant hereby authorizes each Energy Provider to provide Energy Bills and related usage information directly to Landlord without Tenant’s consent.  From time to time within ten (10) days after Landlord’s request, Tenant shall execute and deliver to Landlord an agreement provided by Landlord authorizing the Energy Provider(s) to provide to Landlord Energy Bills and other information relating to Tenant’s energy usage at the Premises.

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IN WITNESS WHEREOF, the parties hereby execute this Third Amendment as of the date first written above.

LANDLORD

Laguna Cabot Road Business Park, LP

By:	Davis Realty Partners LLC,
a Delaware limited liability company,
Its:	Authorized Signer

	By:	/s/ Mark T. Buchanan
Mark T. Buchanan
	Its:	Principal

TENANT

Glaukos Corporation

By:	/s/ T. W. Burns

Its:	President & CEO

By:	/s/ Richard L. Harrison

Its:	CFO

* If Tenant is a corporation, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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Exhibit A

Agency Disclosure

REPRESENTATION ACKNOWLEDGEMENT

Date:	11/16/15
Landlord:	Laguna Cabot Road Business Park, LP
Tenant:	Glaukos Corporation
Property Name:	Laguna Cabot Business Park
Street Address, City, State:	26051 Merit Circle, Suites 103 /104/ 105, Laguna Hills, CA
Further described as:	a suite(s) within a multi-tenant business park

The State of California requires that real estate agents provide the attached Disclosure Regarding Real Estate Agency Relationship.  Please read it carefully.

With regard to the above-referenced transaction, please acknowledge below the following agency relationships:

Davis Broker, Inc. (CalBRE #01824698) is the listing agent of

☐ the landlord exclusively; or ☐ both the tenant and landlord

Associate Licensee

By:	/s/ Eileen Adams
Name:	Eileen Adams (CalBRE # 01844171)

Tenant

By:	/s/ T. W. Burns

Name:	Thomas W. Burns

Title:	President & CEO

Note:  The State of California uses the following terms interchangeably:

Seller = Landlord = Lessor; Buyer = Tenant = Lessee

Please note that the terms “Seller” and “Buyer” are defined by the CA Civil Code to include a lessor and lessee, respectively.

If you are a Listing Agent - you must deliver the form to the seller/lessor before entering into the listing agreement.  If the buyer/lessee is not represented by an agent, you must also deliver the form to it within one business day after receiving an offer from the buyer/lessee.

If you are the Buyer’s Agent - you must deliver the form in the buyer/lessee as soon as the buyer/lessee seeks your services, but in any event before the buyer/lessee signs an offer.  In addition, you must also deliver the form to the seller/lessor before or concurrently with presenting an offer.

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.

SELLER’S AGENT

A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only.  A Seller’s agent or a subagent of that agent has the following affirmative obligations:

To the Seller:  A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Seller.

To the Buyer and the Seller:

(a)Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b)A duty of honest end fair dealing and good faith.

(c)A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.

An agent is not obligated to reveal to either party any confidential information obtained from the other pally that does not involve the affirmative duties set forth above.

BUYER’S AGENT

A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only.  In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller.  An agent acting only for a Buyer has the following affirmative obligations:

To the Buyer: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Buyer.

To the Buyer and the Seller:

(a)Diligent exercise of reasonable skill and care in performance of the agent’s duties.

(b)A duty of honest and fair dealing and good faith.

(c)A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.  An agent is not obligated to reveal to either party any confidential information obtained from the other party that does riot involve the affirmative duties set forth above.

AGENT REPRESENTING BOTH SELLER AND BUYER

A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.  In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:

(a)A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or he Suva-.

(b)Other duties to the Seller and the Buyer as stated above in their respective sections.

In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greeter than the price offered.  The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests.  You should carefully read all agreements to assure that they adequately express your understanding of the transaction.  A real estate agent is a person qualified to advise about real estate.  If legal or tax advice is desired, consult a competent professional.  Throughout your real property transaction you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction.  The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form.  You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.  This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on the reverse hereof.  Read it carefully.

DAVIS BROKER, INC. (CalBRE #01824628)
Agent	Buyer/Lessee Signature (Date)

Associate Licensee Signature (Date)	Buyer/Lessee Printed Name

Associate Licensee Printed Name	Seller/Lessor Signature (Date)

Seller/Lessor Printed Name

2079.13.  As used in Sections 2079.14 in 2079.24, inclusive, the following terms have the following meanings:

(a)    “Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is Obtained.

(b)    “Associate licensee” means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker’s agent in connection with acts requiring a real estate license and to function under the broker’s supervision in the capacity of an associate licensee.  The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent.  When an associate licensee owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions.

(c)    “Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction.  “Buyer” includes vendee or lessee.

(d)    “Dual agent” means an agent acting, either directly or through an associate licensee, as agent for both the seller and the buyer in a real property transaction.

(e)    “Listing agreement” means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer.

(f)    “Listing agent” meets a person who has obtained a listing of real property to act as an agent for compensation.

(g)    “Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent.

(h)    “Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property.

(i)    “Offer to purchase” means a written contract executed by a buyer acting through a selling agent which becomes the contract for the sale of the real property upon acceptance by the seller.

(j)    “Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property which constitutes or is improved with one to four dwelling units, any leasehold in this type of property exceeding one year’s duration, and mobile homes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code.

(k)    “Real property transaction” means in transaction for the sale of real property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.

(l)    “Sell,” “sale,” or “sold’ refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a leasehold exceeding one year’s duration.

(m)    “Seller” means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another.  “Seller” includes both a vendor and a lessor.

(n)    “Selling agent” means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer in purchase to the seller.

(o)    “Subagent” means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 6.  However, “subagent” does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

2079.14.  Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgment of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows:

(a)     The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement.

(b)     The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision.

(c)     Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgment of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgment of receipt is required.

(d)     The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer’s offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

2079.15.  In any circumstance in which the seller or buyer refuses to sign an acknowledgment of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.

2079 17.

(a)     As soon as practicable, the selling agent shall disclose to the buyer and seller whether the selling agent is acting in the real property transaction exclusively as the buyer’s agent, exclusively as the seller’s agent, or as a dual agent representing both the buyer and the seller.  This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively.

(b)     As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller’s agent, or as a dual agent representing both the buyer and seller.  This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.

(c)     The confirmation required by subdivisions (a) and (b) shall be in the following form:

_____is the Listing agent of (check one):  ( ) the seller exclusively; or ( ) both the buyer and seller.

_____is the Selling agent, if not the same as the Listing Agent, of (check one): ( ) the buyer exclusively; or ( ) the seller exclusively; or ( ) both the buyer and seller.

(d)     The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.

2079.18.  No selling agent in a reed property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.

2079.19.  The payment or compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent end the seller or buyer.  A listing agent and a selling agent may agree to share any compensation or commission paid, or any right in any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shag not necessarily be determinative of a particular relationship.

2079.20.  Nothing in this article prevents an agent from selecting, as a condition of the agent’s employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.

2079.21.  A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller.  A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer.  This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price

2079.22.  Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent clues not, of itself, make that agent a duel agent.

2079.23.  A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.

2079.24.  Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this ankle or for any breach of a fiduciary duty or a duty of disclosure.

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